UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2011

SOLUTIA INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State of Incorporation)

001-13255	43-1781797
(Commission File Number)	(IRS Employer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri	63166-6760
(Address of principal executive offices)	(Zip Code)

(314) 674-1000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

We held our 2011 annual meeting of stockholders on April 18, 2011.  A total of 108,857,379 of our shares were present or represented by proxy at the meeting.  The stockholders considered four proposals, each of which is described in more detail in our definitive proxy statement filed on March 8, 2011.  The final results for each of the proposals submitted to a vote of our stockholders at the annual meeting are as follows:

Proposal No. 1:  To elect three directors of the Company, each for a three year term and until each their respective successor has been elected and qualified.

	Number of Votes
Nominee	For	Withheld	Broker Non-Votes
William T. Monahan	99,414,249	2,807,625	6,635,505
Robert A. Peiser	99,064,210	3,157,664	6,635,505
Jeffry N. Quinn	96,958,716	5,263,158	6,635,505

Proposal No. 2:  The stockholders approved, on an advisory (non-binding) basis, the compensation of our Named Executive Officers, by the following votes:

For:	95,545,916

Against:	5,871,128

Abstain:	804,830

Broker Non-Votes:	6,635,505

Proposal No. 3:  The stockholders approved, on an advisory (non-binding) basis, the holding of an advisory (non-binding) vote on executive compensation on an annual basis, by the following votes:

1 year:	90,862,294

2 year:	526,016

3 year:	10,031,239

Abstain:	802,325

Broker Non-Votes:	6,635,505

Based on the vote of our stockholders on the frequency of the advisory vote on executive compensation and our board’s recommended frequency of such vote, we will ask our stockholders to vote on executive compensation each year.

Proposal No. 4:  The stockholders approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public accounting firm for fiscal year 2011 by the votes set forth below:

For:	105,475,478

Against:	3,360,161

Abstain:	21,740

Broker Non-Votes:	6,635,505

As of the record date for the annual meeting, 121,893,667 shares of common stock were issued and outstanding.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

SOLUTIA INC.
(Registrant)
/s/ Paul J. Berra, III
Senior Vice President, General Counsel, Legal and Governmental Affairs

DATE: April 19, 2011